Exhibit 10.49

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Termination Agreement”) is effective as of date set forth on the signature page hereof by and among CIG Wireless Corp., a corporation incorporated in the State of Nevada (the “Company”) and ENEX Group Management, S.A. (“ENEX”).

WHEREAS, the Company and ENEX have previously entered into a Corporate Development Agreement on March 26, 2012, as amended on August 24, 2012 (collectively referred to herein as the “Corporate Development Agreement”);

WHEREAS, pursuant to the terms of the Corporate Development Agreement, ENEX agreed to serve as development agent to the Company, and to assist (a) in the offer and sale of the Company’s common stock or any class of preferred stock; (b) to assist the Company to obtain credit or indebtedness financing; and/or (c) to assist the Company to identify suitable mergers and acquisition companies and assets;

WHEREAS, the Company and ENEX have previously entered into a Corporate Consulting Agreement dated as of March 26, 2012 (the “Corporate Consulting Agreement” and together with the Corporate Development, collectively, the “Agreements”);

WHEREAS, pursuant to the terms of the Corporate Consulting Agreement, ENEX agreed to provide advisory and consulting services to the Company; and

WHEREAS, the Company and ENEX have determined that it is in their mutual best interest to terminate each of the Agreements as of the date hereof.

NOW, THEREFOR, in consideration of the premises and mutual covenants contained in this Termination Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged as adequate in all respects, the parties hereto agree as follows:

1.         Representations. ENEX represents and warrants to the Company that prior to the date hereof, ENEX has not transferred, or attempted to transfer, any of its rights or duties under the Agreements. ENEX hereby acknowledges that ENEX has had an adequate opportunity to review this Termination Agreement. ENEX has had the opportunity to, and to the extent desired to do so, has consulted with counsel of ENEX’s own selection concerning the substance of this Termination Agreement and the transactions contemplated hereby, including without limitation, the legal, tax and investment consequences thereof.

2.         Termination of the Agreements. The Company and ENEX hereby jointly, definitively and irrevocably terminate the Agreements, effective as of the date hereof. ENEX acknowledges that except as set forth in this Termination Agreement, all right to payment related to or pursuant to the Agreements shall be terminated hereby.

TERMINATION AGREEMENT

3.              Termination Covenants.

(a)         In consideration for the termination of the Agreements, the Company agrees as follows:

(i)         The Company shall pay to ENEX the fee due on the increase of the Company’s current credit availability provided by Macquarie Bank Limited from Fifteen Million U.S. Dollars ($15,000,000) to Twenty-Five Million U.S. Dollars ($25,000,000), which fee shall be equal to one-half of one percent (0.5%) of such increased credit availability, and therefore such fee shall be Fifty Thousand U.S. Dollars ($50,000) (the “Closing Fee”).  Such payment shall be due within ten (10) calendar days of the date of effectiveness of the increase of the Macquarie Bank Limited Credit Facility to Twenty-Five Million U.S. Dollars ($25,000,000).

(ii)          The Company shall pay to ENEX a fee of Twenty-Two Thousand U.S. Dollars ($22,000) on the fifteenth (15th) calendar day of each month for the three (3) months immediately following the date of this Termination Agreement (the “Monthly Fee,” and together with the Closing Fee, the “Cash Payments”). The Cash Payments shall be sent via wire transfer pursuant to those instructions set forth on Exhibit A hereto.

(iii)          As a condition to this Agreement, Mr. Romain Gay-Crosier shall execute and deliver a waiver to ENEX, in the form of Exhibit B hereto, pursuant to which Mr. Gay-Crosier shall release ENEX from any and all obligations (i) to provide Mr. Gay-Crosier with advance notice of the termination of his services by ENEX or (ii) to pay further compensation to Mr. Gay-Crosier other than obligations accrued through the date of this Termination Agreement.

(iv)         Upon satisfaction of all payments due from ENEX to Mr. Gay-Crosier in respect of obligations accrued through the date of this Termination Agreement, the Company shall have Mr. Gay-Crosier, at Company charge and expense, to provide sixty (60) hours of services to ENEX (the “Consulting Services”) at the Company’s offices, through December 31, 2013 at such dates and times as commercially feasible for the Company during such period.

(b)         The parties hereto agree that the Cash Payments and Consulting Services shall represent the only consideration to be paid to ENEX in consideration for the termination of the Agreements, and ENEX shall receive no further compensation for services rendered pursuant to the Agreements other than the Cash Payments and the Consulting Services.

4.         Release. ENEX represents and warrants to the Company and any direct or indirect subsidiary thereof and its officers, directors, employees, representatives, shareholders, agents, attorneys, accountants, consultants and affiliates and any successor to any of the aforementioned (collectively, the “Released Parties”) that ENEX has no claims against the Company or any of the Released Parties in connection with the termination of the Agreements. ENEX hereby fully and forever releases and discharges the Released Parties from any claim, and/or cause of action, that ENEX and all other persons having rights under the Agreements, has with respect to any matter arising from or related to the Agreements or the termination thereof, without regard to whether such claim or cause of action is presently known or knowable. ENEX understands that in some jurisdictions a general release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by such creditor must have materially affected such creditor’s settlement with the debtor. Notwithstanding the foregoing, ENEX hereby expressly waives and relinquishes all rights and benefits under any such provision of the law of any applicable jurisdiction to such effect or similar effect with respect to ENEX’s release of any claims ENEX may have against any of the Released Parties. ENEX agrees to indemnify and hold harmless the Company and each of the Released Parties and their respective successors and assigns from and against any and all losses (including, without limitation, all reasonable fees, costs, expenses and disbursements of counsel) incurred in connection with defending any action of ENEX or any third party brought to contest this Termination Agreement, or to revive the Agreements, or to dispute the validity and irrevocability of the termination of the Agreements hereby.

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TERMINATION AGREEMENT

5.         Further Action. The parties hereto shall execute and deliver all further instruments and documents, provide all information and take or forbear from all such action as may be necessary or appropriate to accomplish the purposes of this Termination Agreement.

6.         Presumption. This Termination Agreement or any section thereof shall not be construed against any party due to the fact that said Termination Agreement or any section thereof was drafted by said party.

7.         Titles and Captions. All article, section and paragraph titles or captions contained in this Termination Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Termination Agreement.

8.         Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon either party hereto or any other person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service, or by facsimile (confirmed by mail), and shall be deemed to be given for purposes of this Termination Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this section. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto, in the case of ENEX to the address of record on file with the Company; and in the case of the Company, to the principal executive office of the Company.

9.         Severability. Should any provision of this Termination Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Termination Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

10.       Successors in Interest. Neither this Termination Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written content of the other party. Subject to the preceding sentence, all rights relinquished by ENEX and all rights of the Company under this Termination Agreement shall be final, binding and conclusive upon the successors and assigns of the parties hereto.

11.       Counterparts. This Termination Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. This Termination Agreement may be delivered via facsimile or scanned “PDF” which shall be an original for all purposes.

12.       Entire Agreement; No Third-Party Beneficiaries. This Termination Agreement constitutes the entire agreement, and supersedes and preempts all prior agreements, understandings, or representations by or between the parties, whether written or oral. This Termination Agreement cannot be modified, altered or amended except by a writing signed by all the parties hereto. No waiver by either party hereto of any provision or condition of this Termination Agreement at any time shall be deemed a waiver of such provision or condition at any prior or subsequent time or of any other provision or condition at the same or any prior or subsequent time. Nothing in this Termination Agreement, express or implied, is intended to confer upon any party, other than either party hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Termination Agreement.

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TERMINATION AGREEMENT

13.         Governing Law; Arbitration. This Termination Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Any dispute, claim or controversy arising out of or relating to this Termination Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Termination Agreement to arbitrate, shall be determined by arbitration in the City of New York before a single arbitrator. The arbitration shall be administered by JAMS pursuant to JAMS’ Streamlined Arbitration Rules and Procedures. Judgment on any Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

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TERMINATION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of this 2nd day of August, 2013.

CIG Wireless Corp.

By:	/s/ Paul McGinn
	Name:	Paul McGinn
	Title:	Chief Executive Officer
	Address:	Five Concourse Parkway, Suite 3100
Atlanta, Georgia 30328

ENEX Group Management, S.A.

By:	/s/ Arthur Davis
	Name:	Arthur Davis
	Title:	Chief Executive Officer
	Address:	Rue du Rhône 14, CH-1204 Genève
Switzerland

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TERMINATION AGREEMENT

Exhibit A

Wire Transfer Instructions for ENEX Group Management, S.A.

Exhibit B

Waiver of Romain Gay-Crosier

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WAIVER AGREEMENT

THIS WAIVER AGREEMENT (this “Waiver Agreement”) is dated as of the date set forth on the signature page hereof by and between Romain Gay-Crosier (“RGC”) and ENEX Group Management, S.A. (“ENEX”).

WHEREAS, GIC Wireless Corp. (“GIC”) and ENEX have entered into (i) a Corporate Development Agreement, dated March 26, 2012, as amended on August 24, 2012 (the “Corporate Development Agreement”) and (ii) a Corporate Consulting Agreement, dated as of March 26, 2012 (the “Corporate Consulting Agreement” and together with the Corporate Development, the “Agreements”);

WHEREAS, GIC and ENEX have agreed to terminate the Agreements in accordance with a Termination Agreement of equal date herewith, subject to the agreement by RGC to waive certain rights as more fully set forth herein; and

WHEREAS, RGC desires to waive such rights and agree to provide certain services to ENEX.

NOW, THEREFOR, in consideration of the premises and mutual covenants contained in this Waiver Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged as adequate in all respects, the parties hereto agree as follows:

1.         Termination and Waiver. The services of RGC to ENEX are hereby acknowledged as terminated with full force and effect upon execution of the Termination Agreement (the “Effective Date”). RGC hereby unconditionally and irrevocably waives any obligation of ENEX to: (a) provide RGC with advance notice of termination of RGC services; and (b) pay any consideration for services rendered after the Effective Date. ENEX hereby unconditionally and irrevocably waives any obligation of RGC to: (x) provide ENEX with any advance notice of termination of RGC services; and (y) any obligation of RGC to render any services on or after the Effective Date. Any and all compensation and related obligations due and payable to RGC by ENEX arising prior to the Effective Date shall remain fully due and payable to RGC not later than thirty (30) days following the date of this Termination Agreement.

2.         Titles and Captions. All article, section and paragraph titles or captions contained in this Waiver Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Waiver Agreement.

3.         Severability. Should any provision of this Waiver Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Waiver Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

4.         Successors in Interest. Neither this Waiver Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written content of the other party. Subject to the preceding sentence, all rights relinquished by RGC and all rights of ENEX under this Waiver Agreement shall be final, binding and conclusive upon the successors and assigns of the parties hereto.

5.         Counterparts. This Waiver Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. This Waiver Agreement may be delivered via facsimile or scanned “PDF” which shall be an original for all purposes.

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6.         Entire Agreement; No Third-Party Beneficiaries. This Waiver Agreement constitutes the entire agreement, and supersedes and preempts all prior agreements, understandings, or representations by or between the parties, whether written or oral, with respect to the subject matter hereof. This Waiver Agreement cannot be modified, altered or amended except by a writing signed by all the parties hereto. No waiver by either party hereto of any provision or condition of this waiver Agreement at any time shall be deemed a waiver of such provision or condition at any prior or subsequent time or of any other provision or condition at the same or any prior or subsequent time. Except with respect to the second sentence of Section 1, Nothing in this Waiver Agreement, express or implied, is intended to confer upon any party, other than either party hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Waiver Agreement.

7.         Arbitration. Any dispute, claim or controversy arising out of or relating to this Waiver Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Waiver Agreement to arbitrate, shall be determined by arbitration in the City of Atlanta, Georgia, before a single arbitrator. The arbitration shall be administered by JAMS pursuant to JAMS’ Streamlined Arbitration Rules and Procedures. Judgment on any Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have executed this Waiver Agreement as of this 1st day of August, 2013.

Romain Gay-Crosier

/s/ Romain Gay-Crosier
Address:

ENEX Group Management, S.A.

By:	/s/ Arthur Davis
	Name:	Arthur Davis
	Title:	Chief Executive Officer
	Address:	Rue du Rhône 14, CH-1204 Genève
Switzerland

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